Exhibit (g)(1)(h)
EXHIBIT 1
CUSTODIAN SERVICES AGREEMENT
PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF AllianceBernstein International Value Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Loomis Sayles Large-Cap Growth Fund
PF MFS International Large-Cap Fund
PF NB Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund
AGREED TO & ACCEPTED BY:
PACIFIC FUNDS

By:	/s/ James T. Morris

Name:	James T. Morris
Title:	President
PFPC TRUST COMPANY

By:	/s/ Edward A. Smith III

Name:	Edward A. Smith III
Title:	Vice President
Effective: May 1, 2006